UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2025

KOPPERS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-32737	20-1878963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

436 Seventh Avenue
Pittsburgh, Pennsylvania		15219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 227-2001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below)

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KOP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 17, 2025, Koppers Inc. (“Koppers” or the “Company”), a wholly-owned subsidiary of Koppers Holdings Inc. (“Holdings”), entered into Amendment No. 6 (“Amendment No. 6”) with Holdings, certain lenders and letter of credit issuers, and PNC Bank, National Association, as revolving administrative agent and swingline loan lender, which amends that certain Credit Agreement, dated June 17, 2022 (as amended by that certain Amendment No. 1, dated April 10, 2023, that certain Amendment No. 2, dated October 11, 2023, that certain Amendment No. 3, dated April 12, 2024, that certain Amendment No. 4, dated April 22, 2024, and that certain Amendment No. 5, dated December 17, 2024, the “Credit Agreement”).

Among other things, as more fully set forth therein, Amendment No. 6 (x) extends the maturity date of the revolving credit facility under the Credit Agreement (the “Revolving Facility”) to the earlier of (i) ninety-one (91) days prior to the maturity date of the secured term loan facility under the Credit Agreement, or (ii) June 17, 2030; (y) modifies the total net leverage ratio financial covenant by removing the step down to 4.50:1.00 for the fiscal quarter ending September 30, 2026 and making the test 4.75:1.00 through the life of the deal; and (z) modifies the interest rate margins applicable to the Revolving Facility by (I) removing the 10 basis points (0.10 percent) credit spread adjustment applicable to Term SOFR Rate and Daily Simple SOFR loans, and (II) increasing the total net leverage ratio test used to determine the interest rate margin applicable to Term SOFR Rate, Eurocurrency Rate, Daily Simple SOFR, Daily Simple RFR and alternate base rate loans.

All other material terms, conditions and covenants under the Credit Agreement remain unchanged.

The foregoing description of Amendment No. 6 does not purport to be a complete statement of the parties’ rights and obligations under Amendment No. 6. The foregoing description of Amendment No. 6 is qualified in its entirety by reference to Amendment No. 6, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. On June 18, 2025, the Company issued a press release regarding Amendment No. 6, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the terms of Amendment No. 6 set forth above in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1

Amendment No. 6, dated as of June 17, 2025, to the Credit Agreement, dated as of June 17, 2022, by and among Koppers Inc., as Borrower, Koppers Holdings Inc., as Holdings, the Lenders and L/C issuers party thereto, PNC Bank, National Association, as Revolving Administrative Agent, Collateral Agent and Swingline Loan Lender, and Wells Fargo Bank, National Association, as Term Administrative Agent.

99.1	Press Release dated June 18, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2025

KOPPERS HOLDINGS INC.

By:	/s/ Jimmi Sue Smith
Jimmi Sue Smith
Chief Financial Officer